UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2026

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800

Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 8, 2026, iSpecimen Inc. (the “Company”) received a letter dated September 8, 2026 (the “Deficiency Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had been granted an extension of time to regain compliance with Nasdaq Listing Rule 5550(b) (the “Rule”).

On May 29, 2026, Nasdaq first notified the Company that it did not comply with the Rule. The Rule requires listed companies to maintain a minimum of $2,500,000 in stockholders’ equity, or alternatively $35,000,000 in market value of listed securities, or $500,000 in net income from continuing operations.

The Company submitted compliance plans to Nasdaq on July 13, August 6, and September 4, 2026 (collectively, the “Submission”), detailing definitive steps to regain compliance with the minimum stockholders’ equity requirement. Those steps include a private placement offering that closed on May 11, 2026, generating gross proceeds of approximately $2.5 million, and a planned best-efforts public offering of approximately $5 million in gross proceeds. The Company also provided financial projections demonstrating stockholders’ equity of approximately $5.1 million through June 30, 2027.

Based on the Submission, Nasdaq granted the Company an extension until November 25, 2026 to evidence compliance with the Rule. On or before that date, the Company must choose one of two alternatives and furnish to the SEC and Nasdaq a publicly available report (e.g., a Form 8-K). Under the first alternative, the report must disclose the Deficiency Letter and the specific deficiencies cited; describe the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing; include an affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based on the specified transaction or event; and state that Nasdaq will continue to monitor the Company’s ongoing compliance and that, if the Company’s next periodic report does not evidence compliance, the Company may be subject to delisting.

Under the second alternative, the report must include the first two disclosures described above, a balance sheet no older than 60 days with pro forma adjustments for any significant transaction or event occurring on or before the report date that evidences compliance with the stockholders’ equity requirement, and a disclosure that, as of the report date, the Company believes it satisfies the stockholders’ equity requirement. Under either alternative, the report must state that Nasdaq will continue to monitor the Company’s ongoing compliance and that the Company may be subject to delisting if its next periodic report does not evidence compliance.

The Company intends to regain compliance with the Rule within the extension period and is evaluating available alternatives to satisfy the requirements. There can be no assurance that the Company will be able to regain compliance or maintain compliance. Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its periodic report for the year ended December 31, 2026 with the SEC and Nasdaq, it may be subject to delisting. If the Company does not satisfy the terms of the extension, Nasdaq Staff will provide written notification that the Company’s securities will be delisted, at which time the Company may appeal Staff’s determination to a Hearings Panel. The Deficiency Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans and ability to regain compliance with Nasdaq Listing Rule 5550(b), the Company’s evaluation of alternatives to satisfy the terms of the extension, the expected timing, terms and proceeds of the Company’s planned best-efforts public offering, and other statements that are not historical facts. These statements are based on the Company’s current expectations, estimates and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the risk that the Company may not regain compliance within the extension period; the risk that the planned public offering may not be completed on the expected terms or timeline, or at all; the risk that any transaction or event may not be sufficient to enable the Company to satisfy the stockholders’ equity requirement; the risk that, even if the Company regains compliance, it may not maintain compliance; the risk of delisting if the Company fails to evidence compliance; and other risks and uncertainties described in the Company’s filings with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2026

iSPECIMEN INC.

By:	/s/ Shahin Behroyan
	Name:	Shahin Behroyan
	Title:	Chief Executive Officer

2